UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 13, 2012

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On December 13, 2012, the Company entered into the Ninth Amendment to the Master Lease Agreement, dated as of June 8, 2007, as amended, by and between the Company and Wal-Mart Stores East, LP, a Delaware limited partnership, Wal-Mart Stores, Inc., a Delaware Corporation, Wal-Mart Louisiana, LLC, a Delaware limited liability company, Wal-Mart Stores Texas, LLC, a Texas limited partnership, and Wal-Mart Stores Arkansas, LLC, an Arkansas Limited Liability Company (collectively "Walmart"), filed to this Form 8-K as Exhibit 10.1. Among other items, this amendment provided that the Company delay lease payments due to Walmart on December 10, 2012, January 10, 2013, February 10, 2013 and March 10, 2013 until April 10, 2013. Interest on the delayed payments is charged at a rate of 9% annually. The amendment also terminated the 2013 deferred payment arrangement stipulated in the Eighth Amendment to the Master Lease Agreement, which was entered into on May 31, 2012.

The foregoing summary of the Ninth Amendment to the Master Lease Agreement is not complete and is qualified in its entirety by a copy of the Ninth Amendment to the Master Lease Agreement filed as Exhibit 10.1 to this Form 8-K, which exhibit is incorporated herein by reference.

Item 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.

10.1
Amendment No. 9 dated December 13, 2012, to the Master Lease Agreement, dated as of June 8, 2007, as amended, by and between the Company and Wal-Mart Stores East, LP, a Delaware limited partnership, Wal-Mart Stores, Inc., a Delaware Corporation, Wal-Mart Louisiana, LLC, a Delaware limited liability company, and Wal-Mart Stores Texas, LLC, a Texas limited partnership, and Wal-Mart Stores Arkansas, LLC, an Arkansas Limited Liability Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/ Dale Heins
Dale Heins
Executive Vice President, Finance
Chief Financial Officer and Treasurer
(Principal Financial Officer)

December 19, 2012